As filed with the Securities and Exchange Commission on February 5, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

California	5999	94-3125814
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3560 Bassett Street
Santa Clara, California 95054
(408) 986-9888
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kevin Fairbairn
President and Chief Executive Officer
Intevac, Inc.
3560 Bassett Street
Santa Clara, CA 95054
(408) 986-9888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Herbert P. Fockler, Esq	Scott M. Stanton, Esq
Wilson Sonsini Goodrich & Rosati	Marty B. Lorenzo, Esq
Professional Corporation	Gray Cary Ware & Freidenrich LLP
650 Page Mill Road	4365 Executive Drive, Suite 1100
Palo Alto, California 94304	San Diego, California 92121
(650) 493-9300	(858) 677-1400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-111342

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Calculation of Registration Fee

Title of each class of	Amount to be			Amount of
securities to be registered	Registered (1)	Offering price per share	Aggregate offering price (2)	registration fee (2)

Common Stock, no par value	862,500	$15.00	$12,937,500	$1,640

(1)	Including 112,500 shares subject to the underwriters’ over-allotment option.

(2)	4,600,000 shares were registered under Securities Act Registration Statement No. 333-111342, with respect to which a filing fee of $5,528.14 was previously paid with the earlier registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
CERTIFICATION
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          This Registration Statement is being filed by Intevac, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) to register an additional 862,500 shares of the Company’s common stock, no par value per share, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Of the additional shares to be registered, the Company is offering 469,000 shares, the selling shareholder is offering 281,000 shares, and the underwriters have an option to purchase up to an aggregate of an additional 112,500 shares from the Company and the selling shareholder solely to cover over-allotments, if any. The Company hereby incorporates by reference into this Registration Statement the contents, in their entirety, of the Company’s Registration Statement on Form S-3 (file no. 333-111342), that was declared effective by the Commission on February 4, 2004, including each of the documents the Company filed with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

CERTIFICATION

          The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on February 5, 2004), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than February 5, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, Intevac, Inc. has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 5th day of February, 2004.

Intevac, Inc.

By:	/s/ KEVIN FAIRBAIRN

Kevin Fairbairn
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ KEVIN FAIRBAIRN	President, Chief Executive Officer and
	Director	February 5, 2004
(Kevin Fairbairn)	(Principal Executive Officer)

*NORMAN H. POND
	Chairman of the Board	February 5, 2004
(Norman H. Pond)

Vice President, Finance and
/s/ CHARLES B. EDDY	Administration, Chief Financial
	Officer Treasurer and Secretary	February 5, 2004
(Charles B. Eddy)	(Principal Financial and
Accounting Officer)
*DAVID DURY
	Director	February 5, 2004
(David Dury)

*DAVID N. LAMBETH
	Director	February 5, 2004
(David N. Lambeth)

*ROBERT LEMOS
	Director	February 5, 2004
(Robert Lemos)

*ARTHUR L. MONEY
	Director	February 5, 2004
(Arthur L. Money)

By: /s/CHARLES B. EDDY III

Charles B. Eddy III	Director	February 5, 2004
(Attorney-in-Fact)

INDEX TO EXHIBITS

Exhibit Number		Exhibit Table

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1		Consent of Counsel (included in Exhibit 5.1)

23.2		Consent of Grant Thornton, LLP, independent auditors

24.1	*	Power of Attorney

*	Incorporated by reference to Registration Statement on Form S-3 (File No. 333-111342)